For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.2


                             For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.2



          FIRST KEYSTONE CORPORATION ANNOUNCES PROMOTION


     November 1, 2001 - First Keystone Corporation, parent company of The First National Bank of Berwick recently announced the promotion of Timothy K. Kishbach to the position of Vice President of The First National Bank of Berwick. Tim has been
employed by First National since 1989.   A graduate of Berwick
High School, he attended Penn State University where he obtained a Bachelor of Science Degree in Finance and an M.B.A. in 1994 from Bloomsburg University. Tim is a 1997 graduate of The Stonier Graduate School of Banking at the University of Delaware. He is past Vice President and past Treasurer of the YMCA Board and past Campaign Chairman and member of the United Way Board. Tim is a current member of the YMCA Finance Committee and Treasurer of the Signa Phi Epsilon Fraternity Alumni Board at Penn State University. Tim resides in Berwick.

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